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                                                                  EXHIBIT 10(b)




                  AGREEMENT TO TERMINATE GAS PURCHASE CONTRACT
                           AND ASSOCIATED AGREEMENTS

         THIS AGREEMENT made and effective as July 1, 1995 by and between Natural Gas Pipeline Company of America, hereinafter referred to as "Buyer"; Mitchell Energy Corporation, hereinafter referred to as "Seller"; and Mitchell Gas Services, Inc. (for limited purposes as stated herein below), hereinafter referred to as "Mitchell Gas";

                              W I T N E S S E T H

         WHEREAS, Buyer and Seller are parties to that certain Gas Purchase Contract dated March 29, 1989 but effective April 1, 1990, as it may have been amended (Contract), relating to the sale and purchase of natural gas; and

         WHEREAS, Seller, Mitchell Gas, or their predecessors-in-interest and Buyer also are parties to certain other agreements that relate to the gas subject to the Contract, such other agreements being a February 2, 1960 Letter Agreement between CM&M Gas Products Plant, Inc. and Buyer regarding the installation of pigging facilities on gathering pipelines ("1960 Pigging Agreement"); an October 7, 1980 letter from Buyer to Seller concerning pipe line credit ("Line Credit Letter"), a February 1, 1979 BTU Balancing Agreement between Buyer and Mitchell Gas as subsequently amended or supplemented by documents dated February 19, 1982, March 1, 1983, December 31, 1984, December 31, 1984, September 25, 1985, November 1, 1985, December 3, 1985, August 1,
1986 and November 20, 1989 ("BTU Balancing Agreement"), an August 31, 1990 Letter Agreement between Mitchell Energy & Development Corp. and Buyer regarding pigging by Buyer upstream of Liquid Energy Corporation's Bridgeport Gas Plant ("1990 Pigging Agreement"), a November 8, 1991 Letter Agreement between Seller and Buyer concerning the connection of wells completed in the Barnett Shale ("Barnett Shale Agreement") a Rhome Gas Gathering Agreement between Southwestern Gas Pipeline, Inc., predecessor to Mitchell Gas, dated June 24, 1987; and a June 4, 1993 Contract between Seller and Buyer regarding measurement services in connection with Buyer's Wise County Gathering System ("Measurement Contract"), the 1960 Pigging Agreement, the Line Credit Letter, the BTU Balancing Agreement, the 1990 Pigging Agreement, the Barnett Shale Agreement, Rhome Agreement and the Measurement Contract being collectively referred to as the "Associated Agreements";

         WHEREAS, Buyer and Seller desire to terminate the Contract and all of the Associated Agreements except for the Line Credit Letter and BTU Balancing Agreement and release each other from the terms and provisions thereof except as otherwise expressly set forth herein;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:
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         A.  Except as provided in Paragraphs B, C, E and F herein, Buyer and Seller do hereby release, remise and discharge each other from the terms and provisions of the Contract and all of the Associated Agreements, except the Line Credit Letter and the BTU Balancing Agreement, and the Contract and the Associated Agreements except the Line Credit Letter and the BTU Balancing Agreement are hereby terminated and no longer binding upon the parties hereto. Seller specifically releases Buyer from any obligation that Buyer may have had under Article VI of the Contract to connect to Buyer's Gathering System any well or source of supply tendered by Seller for connection after the date first written above other than those wells and that supply source subject to Paragraph E hereof.

         B. Nothing contained herein shall affect in any way (i) Buyer's obligation to pay, pursuant to the Contract, for gas delivered by Seller and received by Buyer prior to the effective date hereof and any other obligations specifically set forth herein, (ii) any rights or obligations of Buyer or Seller with respect to the right to correct metering, accounting and/or allocation errors in connection with the deliveries of gas prior to the effective date hereof, or (iii) Seller's warranty obligations with respect to gas delivered to Buyer prior to the effective date hereof. In this regard, the parties agree that notwithstanding the terms hereof, the rights and obligations of the parties under Paragraph 2 of Article XVII of the Contract shall remain in effect until the expiration of two (2) years after the date first hereinabove written.

         C. Pursuant to that certain Letter Agreement between Buyer and Seller dated August 17, 1994, Buyer has the right to subject any deliveries of gas under the Contract during the final Contract Year in excess of the greater of Buyer's actual annual request or 37.595 Bcf ("overdeliveries")to an alternate sales arrangement between Seller and Buyer, or their affiliates. Seller and Buyer agree that, as provided in that August 17, 1994 Letter Agreement, Seller and Buyer shall determine the final volume of such overdeliveries, if any, delivered by Seller under the Contract as promptly as possible after the effective date hereof. Seller shall refund to Buyer all sums paid by Buyer for such overdeliveries in excess of $1.48 per MMBtu.

         D. Buyer represents to Seller that, as of the date hereof Buyer has no plans to change, and is not studying whether to change, its existing operating conditions, including but not limited to quality standards and delivery pressures on Buyer's transmission system at the outlet of the Liquid Energy Corporation Bridgeport Plant and the Trident NGL Chico Plant. Buyer agrees that if it decides to make any such changes in the future, it will comply with all Federal Energy Regulatory Commission requirements relative thereto prior to implementation of such changes.

         E. Buyer agrees to promptly connect at its own expense those 6 Seller wells and 1 pipeline tie-in identified on Schedule A attached hereto, which facilities were tendered to Buyer for connection and qualified under the Contract for connection prior to July 1, 1995. Any outstanding pipeline credit balances under the Line



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Credit Letter shall be determined finally by the parties hereto and any adjustments therefor paid as required as soon as reasonably practical, and the parties shall enter into a letter agreement evidencing such final determination and the termination of the Line Credit Letter.

         F. Nothing contained herein shall affect in any way the BTU Balancing Agreement, which the parties expressly agree remains in full force and effect.

         G. Buyer and Seller each, on behalf of itself and its officers, directors, employees, agents, counsel, affiliates, predecessors-in-interest, and successors and assigns, hereby releases, acquits, waives, discharges and holds the other, its officers, directors, employees, agents, counsel, affiliates, predecessors-in-interest, and successors and assigns, harmless from and against any and all claims, demands, liabilities, losses, damages, costs and causes of action, known and unknown, now existing or that arise hereafter, arising out of, associated with or in any way connected with the Contract or the Associated Agreements or directly or indirectly attributable to the performance or failure of performance of any and all duties and obligations under the Contract or the Associated Agreements, except as expressly provided in Paragraphs B, C, E and F above or the Settlement Agreement between the parties of the same date hereof.

         H. Seller warrants that it has not made any assignment for the benefit of creditors, and Seller and Buyer each warrant that no proceeding in bankruptcy, receivership or insolvency has been instituted by, against, or on behalf of Seller or Buyer, respectively.

         I. This Agreement shall be effective as of 8:00 a.m. on the date first written above.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

                                        MITCHELL ENERGY CORPORATION


                                        By:   /s/ ALLEN J. TARBUTTON, JR.
                                            ---------------------------------
                                        Name: Allen J. Tarbutton, Jr.
                                        Title: Executive Vice President


                                        NATURAL GAS PIPELINE COMPANY OF AMERICA


                                        By:   /s/ R.L. KITCHENS
                                            ------------------------------------
                                        Name: R. L. Kitchens
                                        Title: Vice President





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                                        MITCHELL GAS SERVICES, INC.
                                        (for the limited purposes of
                                        terminating certain of the
                                        Associated Agreements
                                        pursuant to Paragraph A hereof)

                                        By:  /s/ ALLEN J. TARBUTTON, JR.
                                            --------------------------------
                                        Name:  Allen J. Tarbutton, Jr.
                                        Title: President



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                                   SCHEDULE A

                         LIST OF WELL/SOURCE SUBMITTALS
                            TO BE CONNECTED BY BUYER



 WELL/SOURCE NAME

M. L. Barzun #1 (Dunston)
Paul Curtner #4
DCCO 2 - Lewis Jones #5
WCCO 1 - TP Sims A-#2
WCCO 1 - Truett Wilson #3
WCCO1 - Thomas P. Sims #2
SWGPL - Decatur Tie In